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                                                                    EXHIBIT 10.7


                           NON-COMPETITION AGREEMENT

                 This Agreement is entered into as of ________, 1996, between Halter Marine Group, Inc., a Delaware corporation ("Halter") and John Dane III ("Dane").

                 WHEREAS, Halter has filed a Registration Statement on Form S-1 (Commission File No. 333-6967) with the Securities and Exchange Commission in order to effect the registration of an aggregate of Three Million Four Hundred and Fifty Thousand (3,450,000) shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), for sale in an underwritten public offering (the "Offering");

                 WHEREAS, as of the date hereof (prior to giving effect to the sale of any Shares in the Offering), Trinity Industries, Inc. ("Trinity") owns all of the issued and outstanding Common Stock of Halter;

                 WHEREAS, Halter and its subsidiaries (collectively, the "Company") are engaging in the business and operations formerly conducted by Trinity and certain of its subsidiaries prior to the commencement of the Offering which consist of (i) the construction, repair and conversion of ocean-going and inland vessels (other than inland hopper barges and inland tank barges and the construction of accessories for such barges) and (ii) the production of any component of or accessory to any ocean-going or inland vessel being constructed by the Company (the "Halter Businesses");

                 WHEREAS, Dane is the President and Chief Executive Officer of Halter;

                 WHEREAS, as a result of Dane's position with Halter, Dane will have unlimited access to and familiarity with all of the business methods and confidential information of the Company, including, but not limited to, confidential information concerning the manufacture, sale and marketing of the products of the Company including customer information, inventories, market development and research, expansion projects, personnel matters, and customer and supply relationships;

                 WHEREAS, the Company would be irreparably injured if Dane were to leave Halter and engage in competition with the Company of the nature described herein;

                 WHEREAS, it is contemplated that Dane will receive upon commencement of the Offering, stock options for One Hundred and Ten Thousand (110,000) shares of Common Stock and otherwise will receive substantial benefits from the Offering;





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                 WHEREAS, it is a condition precedent to the undertaking of the
Offering by Halter and the underwriters participating in the Offering that Dane enter into this Agreement; and

                 WHEREAS, as an inducement for Halter and the underwriters participating in the Offering to carry out and consummate the Offering, Dane has agreed to execute and deliver this Agreement;

                 NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Confidential Information. Dane acknowledges that information regarding the businesses of the Company, including all business and technological information, intellectual property, trade secrets, customer lists and other information, other than information which Dane can demonstrate is generally available to the public otherwise than through a breach by Dane of his obligations hereunder ("Confidential Information"), is of a proprietary and confidential nature, and hereby agrees that he will not, directly or indirectly, disclose, or otherwise use, any part of the Confidential Information (except as is necessary for the conduct of Dane's duties on behalf of Halter) without the prior written consent of Halter. In the event that Dane is requested or required (by interrogatory, subpoena, demand or other legal process) to disclose any part of the Confidential Information, he will give prompt notice to Halter in order that Halter may take appropriate steps to preserve the confidentiality thereof.

                 2. Term. The term of this Agreement shall be that period commencing on the date hereof and ending at 11:59 p.m. on the third anniversary of the date hereof (provided, however, that Dane's covenants and obligations under Section 1 hereof shall continue in full force and effect forever).

                 3. Dane's Covenant Not to Compete. In order to protect the goodwill and business interests of the Company, Dane will not, without the express prior written consent of Halter, during the term of this Agreement:

                          (a) Directly or indirectly own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, consultant or otherwise with, any business or organization that, directly or indirectly, engages in any of the Halter Businesses in the Gulf Coast Region of the United States (which consists of the States of Mississippi, Louisiana, Florida, Texas and Alabama), or any one or more of such States (the "Restricted Area"), except that Dane may own, for investment purposes only, up to five percent (5%) of the outstanding common stock of any corporation whose stock is either listed on a national securities exchange or on the Nasdaq National Market.

                         (b) Directly or indirectly aid, abet, or otherwise assist any person, firm, association, corporation or other entity in canvassing, soliciting, or accepting any contracts



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 with
        present or future or potential customers of the Company in connection with a business which in any way competes, directly or indirectly, with any of the Halter Businesses.

                          (c) Directly or indirectly request or advise any past, present or future customers of the Company (i) to cancel or not enter into any contracts for the sale of products or services by the Company or (ii) to curtail or limit their dealings with the Company.

                          (d) Directly or indirectly request or advise any present or future service, supply or financial resource of the Company to withdraw, curtail, cancel, or limit the furnishing of such services or resources to the Company.

                          (e) Directly or indirectly induce or attempt to influence any current employee (or any former employee employed by the Company within the prior 12 months) of the Company to terminate his employment with the Company or accept employment by another person, firm, association, corporation or other entity.

                 4. Severability. If for any reason the scope of any of the agreements contained herein is found to be excessively broad in any action, suit or proceeding before any court or similar tribunal, such court or tribunal
(a) shall narrow the Restricted Area or the term of this Agreement or otherwise reform the scope of this Agreement so as to ensure that the application thereof is not unreasonable or oppressive and (b) to the fullest extent permitted by law, shall enforce this Agreement as so reformed. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

                 5. Benefit Not Impaired. If Dane violates any covenant contained in this Agreement and Halter brings legal action for injunctive or other relief, Halter shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the covenants of Dane contained in this Agreement shall be deemed to have durations as specified above, which shall be extended for an amount of time equal to the period of time that Dane is in breach hereof or that Halter is unable to enforce this Agreement.

                 6. Limitations Reasonable. Dane and Halter acknowledge and agree that the duration, scope, geographic area and other provisions of
Section 3 hereof have been specifically negotiated by sophisticated business persons and specifically hereby agree that such time, scope, geographic area and other provisions are reasonable under the circumstances and are necessary under the circumstances to protect the Company.

                 7. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements, or



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representations between the parties, written or oral, which may have related to the subject matter hereof in any way.

                 8. Remedies. In addition to such damages or remedies as either Dane or Halter may be entitled to at law, each party shall be entitled to temporary and permanent injunctive relief against the other party for any breach of the terms of this Agreement. Dane acknowledges that a violation or attempted violation on his part of any agreement in Sections 1 and 3 hereof will cause irreparable damage to Halter, the measure of which would be difficult to ascertain and for which there will be no adequate remedy at law. Accordingly, Dane agrees that Halter shall be entitled as a matter of right to an injunction out of any court of competent jurisdiction restraining any further violation of such agreements by him or his employees, partners or agents.

                 9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same agreement.

                 10. Successors and Assigns. Halter may assign its rights and obligations under this Agreement to any person, firm, association, corporation or other entity. Dane may not assign any of its rights or obligations under this Agreement. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement is intended to bind and inure to the benefit of and be enforceable by Halter and its respective successors and assigns.

                 11. Choice of Law. All questions concerning the construction, validity, and interpretation of this Agreement will be governed by the laws of the State of Mississippi, without giving effect to the choice of law principles thereof.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        HALTER MARINE GROUP, INC.




                                        By:
                                           ------------------------------------
                                               Vincent R. Almerico
                                               Senior Vice President




                                        ---------------------------------------
                                        John Dane III





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